Exhibit 23.2(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement (Amendment No. 2) on Form S-1 of our report dated June 5, 2009 relating to the financial statement of United States 12 Month Natural Gas  Fund, LP as of December 31, 2008, and to the reference to our Firm as “Experts” in the Prospectus.

/s/ SPICER JEFFRIES LLP

Greenwood Village, Colorado
September 24, 2009